AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1999
                                            REGISTRATION NO. 333-75369


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------
                           AMENDMENT NUMBER 4 TO
                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PP&L TRANSITION BOND COMPANY LLC
                     (Issuer with respect to the Bonds)
     (Exact name as specified in registrant's Certificate of Formation)


            DELAWARE                                         23-3004428
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                     PP&L TRANSITION BOND COMPANY LLC,
                  TWO NORTH NINTH STREET, GENA 9-2, ROOM 3
                       ALLENTOWN, PENNSYLVANIA 18101
                               (610)774-7934

            (Address, including zip code, and telephone number,
                    including area code, of registrant's
                        principal executive offices)

                               JAMES E. ABEL
                  TWO NORTH NINTH STREET, GENA 9-2, ROOM 3
                       ALLENTOWN, PENNSYLVANIA 18101
                               (610) 774-7934

          (Name, address, including zip code, and telephone number
                 including area code, of agent for service)
                                -----------
                                 Copies to:

         CHRISTOPHER J. KELL                         DEAN E. CRIDDLE
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP   ORRICK, HERRINGTON & SUTCLIFFE LLP
           919 THIRD AVENUE                       400 SANSOME STREET
        NEW YORK, NEW YORK 10022               SAN FRANCISCO, CA 94111
             (212) 735-2160                       (415) 773-5783

   Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                      CALCULATION OF REGISTRATION FEE


                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF EACH CLASS OF            AMOUNT TO        OFFERING PRICE          AGGREGATE        REGISTRATION
   SECURITIES TO BE REGISTERED        BE REGISTERED       PER UNIT(1)        OFFERING PRICE(1)       FEE (2)

    Transition Bonds Issuable in     $ 2,570,000,000          100%            $2,570,000,000        $ 714,460
    Series

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Previously paid.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON ANY DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                              EXPLANATORY NOTE


        This Pre-Effective Amendment No. 4 to Form S-3 Registration Statement for file no. 333-75369 which is referred to in this document as the Registration Statement is being filed for the purpose of filing the expenses of issuance and distribution which is required in Item 14 of this Registration Statement, as well as to file the following exhibits:

EXHIBIT NUMBER         DESCRIPTION

1.1                    Form of Underwriting Agreement
4.1.2 Form of Amended and Restated Limited Liability Company Agreement for PP&L Transition Bond Company LLC
4.4                    Form of Transition Bonds
27.1                   Financial Data Schedule
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds

The expenses of issuance and distribution and the exhibits listed above were not included in Amendment No. 3 to the Registration Statement filed with the Securities and Exchange Commission on July 20, 1999.

        In addition, this Pre-Effective Amendment No.4 to the Registration Statement is being filed for the purpose of refiling Exhibit 5.1, which has been revised to specify that the Transition Bonds will be fully paid and non-assessable.


                                  PART II


Item 14. Other Expenses of Issuance and Distribution

        The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee....................................................$  714,460
Printing and Engraving Expenses.....................................$  100,000
Trustee's Fees and Expenses........................................ $   26,500
Legal Fees and Expenses.............................................$1,600,000
Blue Sky Fees and Expenses......................................... $   12,000
Accountants' Fees and Expenses..................................... $   75,000
Rating Agency Fees..................................................$  500,000
Miscellaneous Fees and Expenses.....................................$   75,000
                                                                    ----------
Total........................................... ...................$3,102,960
                                                                    ==========


Item 15. Indemnification of Members and Mangers.

         Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of PP&L Transition Bond Company LLC (the "Issuer") provides that, to the fullest extent permitted by law, the Issuer shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.


Item 16. Exhibits

Exhibit No.     Description


1.1      Form of Underwriting Agreement.
4.1.1    Limited Liability Company Agreement of PP&L Transition Bond
         Company LLC.**
4.1.2 Form of Amended and Restated Limited Liability Company Agreement for PP&L Transition Bond Company LLC.
4.2      Certificate of Formation of PP&L Transition Bond Company LLC.**
4.3      Form of Indenture.**
4.4      Form of Transition Bonds.
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds (supersedes Exhibit 5.1 to Amendment No. 1 to PP&L Transition Bond Company LLC's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 7, 1999).
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal tax matters.**
8.2 Opinion of Morgan, Lewis & Bockius LLP with respect to material Commonwealth of Pennsylvania tax matters.**
10.1     Form of Sale Agreement.**
10.2     Form of Contribution Agreement.**
10.3     Form of Servicing Agreement.**
10.4 Joint Petition for Full Settlement of PP&L's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated August 12, 1998.**
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibit 5.1, which is an exhibit to this Amendment No. 4 to the PP&L Transition Bond Company LLC's Registration Statement, and Exhibit 8.1, which was previously filed).
23.1.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 8.2).**
23.2     Consent of PricewaterhouseCoopers LLP.**
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as Trustee under the Indenture.**
27.1     Financial Data Schedule.
99.1.1 Qualified Rate Order issued August 27, 1998.** 99.1.2 Supplemental Order issued on May 21, 1999.**
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.

**       Previously filed


Item 17. Undertakings

        The undersigned Registrant on behalf of PP&L Transition Bond Company, LLC (the "Issuer") hereby undertakes as follows:

         (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in this information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(i)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Issuer that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Amendment Number 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on July 26, 1999.

                                    PP&L Transition Bond Company LLC

                                    By:  /s/  John R. Biggar
                                         ----------------------------
                                         Name:  John R. Biggar
                                         Title: Manager


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


July 26, 1999                            /s/ John R. Biggar
-------------------                     ----------------------------
Date                                    Name:  John. R. Biggar
                                        Title: Manager


July 26, 1999                            /s/ James E. Abel
-------------------                     ----------------------------
Date                                    Name:  James E. Abel
                                        Title: Manager


July 26, 1999                            /s/ James S. Pennington
-------------------                     ----------------------------
Date                                    Name:  James S. Pennington
                                        Title: Manager


                             INDEX TO EXHIBITS


Exhibit No.     Description

1.1      Form of Underwriting Agreement.
4.1.1    Limited Liability Company Agreement of PP&L Transition Bond
         Company LLC.**
4.1.2 Form of Amended and Restated Limited Liability Company Agreement for PP&L Transition Bond Company LLC.
4.2      Certificate of Formation of PP&L Transition Bond Company LLC.**
4.3      Form of Indenture.**
4.4      Form of Transition Bonds.
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds (supersedes Exhibit 5.1 to Amendment No. 1 to PP&L Transition Bond Company LLC's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 7, 1999).
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal tax matters.**
8.2 Opinion of Morgan, Lewis & Bockius LLP with respect to material Commonwealth of Pennsylvania tax matters.**
10.1     Form of Sale Agreement.**
10.2     Form of Contribution Agreement.**
10.3     Form of Servicing Agreement.**
10.4 Joint Petition for Full Settlement of PP&L's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated August 12, 1998.**
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibit 5.1, which is an exhibit to this Amendment No. 4 to the PP&L Transition Bond Company LLC's Registration Statement, and Exhibit 8.1, which was previously filed).
23.1.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 8.2).**
23.2     Consent of PricewaterhouseCoopers LLP.**
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as Trustee under the Indenture.**
27.1     Financial Data Schedule.
99.1.1 Qualified Rate Order issued August 27, 1998.** 99.1.2 Supplemental Order issued on May 21, 1999.**
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.

**       Previously filed